Exhibit 10.7


                                 AGREEMENT AND
                        BILL OF TRANSFER AND ASSIGNMENT


         This AGREEMENT AND BILL OF TRANSFER AND ASSIGNMENT ("Bill of Transfer") is made as of this 1st day of October, 1996, between Cornerstone Realty Group, Inc., a Virginia corporation (the
"Company"), and Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Acquiror").
                                    RECITALS

         A. The Acquiror is converting from an "externally-advised" to a "self-managed" REIT. This conversion involves, among other things, the acquisition by the Acquiror of certain assets of Cornerstone Management Group, Inc., Cornerstone Advisors, Inc., Cornerstone Realty Group, Inc. and Glade M. Knight.

         B. In connection with the foregoing, the Acquiror desires to purchase and the Company desires to sell, certain tangible assets located at 306 East Main Street in Richmond, Virginia, as more particularly described below.

         C. The Company has agreed to sell such assets of the Company to the Acquiror in exchange for the payment by the Acquiror to the Company of cash in the amount of up to $100,000 and the payment by the Acquiror of certain liabilities of the Company, as described in Section 2 hereof.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

         1. The Company hereby transfers, conveys, assigns and delivers to the Acquiror the property more fully described on Exhibit A hereto (collectively, the "Transferred Assets"). The

Company represents that it has good title to all of the Transferred Assets, free of any liens or encumbrances except for the liens of certain automobile loans referred to in Section 2 of this Agreement.

         2. In exchange for the Transferred Assets the Acquiror shall pay to the Company cash in the amount of $100,000 and shall pay liabilities incurred to acquire the Purchased Automobiles (as defined on Exhibit A), which have a remaining aggregate outstanding balance of approximately $138,000 (and the Company's liability for such loans shall not exceed such amount).

         3. Except as set forth in Paragraph 4 below, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto any remedy or claim.

         4. The provisions of this Agreement are intended to be binding upon the Company, its successors and permitted assigns, and are for the benefit of the Acquiror, its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Bill of Transfer and Assignment as of the date set forth above.

The Company:

CORNERSTONE REALTY GROUP, INC.

By: /s/ Glade M. Knight
-----------------------
Title: President


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
The Acquiror:

CORNERSTONE REALTY INCOME TRUST, INC.

By: /s/ Glade M. Knight
------------------------
Title: President



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
                                   Exhibit A

                       Transferred Assets of Cornerstone
                               Realty Group, Inc.

1. All of the tangible personal property owned by Cornerstone Realty Group, Inc. and located within the building at 306 East Main Street, Richmond, Virginia 23219, including all office furniture, office supplies and wall hangings, but less and except the following:

         a.       Mr. Knight's desk, desk chair and credenza;
         b. All artwork in Mr. Knight's office, whether in the form of wall hangings, sculptures or otherwise;
         c. All files, documents, papers and other materials (whether in paper form, on computer disk or diskette, in other electronic medium or form, or otherwise) pertaining to any entity other than the REIT, Cornerstone Realty Group, Inc., Cornerstone Advisors, Inc. or Cornerstone Management Group, Inc.
         d. Any property which is the individual personal property of any employee of Cornerstone Realty Group, Inc.

2.       The following automobiles (the "purchased Automobiles")

                                Vehicle
Description                     I.D. No.                Pay-off Amount

'94 Red Ford Probe              1ZVCT20A6P5202666       $    6,804.62

'94 Oldsmobile Cutlass          1G3WH55MIRD421257           12,065.70

'94 Oldsmobile Cutlass          1G3AG55M3R6435887           11,420.81

'94 Oldsmobile Cutlass          1G3WH55M9RD398603           12,083.64

'96 Jeep                        1J4GZ58SXTC166997           30,580.88

'95 Jeep                        1J4GZ5836SC876472           25,299.75

'94 Jeep                        1J4GZ58S1RC355630           18,660.01

'94 Jeep                        1J4GZ58Y2RC351297           20,420.66
                                                        -------------
                                                        $  137,336.07


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